EXHIBIT 31.1    CERTIFICATION
I, Alyssa Cohen, certify that:

1. I have reviewed this annual report on Form 10-K of Chocolate Candy Creations, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of Chocolate Candy Creations, Inc. as of and for, the periods presented in this annual report;

4. Chocolate Candy Creations, Inc.'s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Chocolate Candy Creations, Inc. and have:

  a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Chocolate Candy Creations, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

 b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

 c. Evaluated the effectiveness of Chocolate Candy Creations, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this annual report based on such evaluation; and

d. Disclosed in this report any change in Chocolate Candy Creations, Inc. internal control over financial reporting that occurred during its most recent fiscal quarter (Chocolate Candy Creations, Inc.'s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Chocolate Candy Creations, Inc.'s internal control over financial reporting.

5. Chocolate Candy Creations, Inc.'s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Chocolate Candy Creations, Inc.'s auditors and the audit committee of Chocolate Candy Creations, Inc.'s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are likely to adversely affect Chocolate Candy Creations, Inc.'s ability to record, process, summarize and report financial information, and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in Chocolate Candy Creations, Inc.'s internal control over financial reporting.

Date: March 15, 2011

/s/ Alyssa Cohen
___________________
     Alyssa Cohen
     Chief Executive Officer and Chief Financial Officer
     (principal executive officer and principal accounting officer)